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                                                                     EXHIBIT 8.2

                            BLAKE, CASSELS & GRAYDON
                             3500 Bankers Hall East
                             855 - 2nd Street S.W.
                                Calgary, Alberta
                                    T2P 4J8


August 13, 1997


Dreco Energy Services Ltd.
#1340 Weber Centre
5555 Calgary Trail South
Edmonton, Alberta
T6H 5P9

Dear Sirs:

          Re: Canadian Federal Income Tax Considerations to Dreco Shareholders and Optionholders

          Re: Joint Management Information Circular and Proxy
Statement/Prospectus

     We confirm our opinion contained on pages 68 through 74 inclusive of the Joint Management Information Circular and Proxy Statement/Prospectus of National-Oilwell, Inc. and Dreco Energy Services Ltd. included in this Registration Statement on Form S-4 of the principal Canadian federal income tax considerations to shareholders and optionholders of Dreco Energy Services Ltd. of the transactions described therein.

     We hereby consent to the use of our firm name in the Joint Management Information Circular and Proxy Statement/Prospectus under the subheading "Canadian Federal Income Tax Considerations to Dreco Shareholders and Optionholders" and the heading "Legal Matters."

                                          Yours very truly,

                                          BLAKE, CASSELS & GRAYDON